As filed with the Securities and Exchange Commission on September 18, 2001
                                                      Registration No. 333-69110
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               Amendment No. 1 To

                                    Form S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          Sun Community Bancorp Limited
             (Exact name of registrant as specified in its charter)


             ARIZONA                       6711                  86-0878747
(State or Other Jurisdiction of      (Primary Standard        (I.R.S. Employer
 Incorporation or Organization)  Industrial Classification   Identification No.)
                                       Code Number)


                       2777 East Camelback Road, Suite 375
                             Phoenix, Arizona 85016
                                 (602) 955-6100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Cristin Reid English
                       2777 East Camelback Road, Suite 375
                             Phoenix, Arizona 85016
                                 (602) 955-6100
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            Terry Morris Roman, Esq.
                             Snell & Wilmer, L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-001
                                 (602) 382-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
       Title Of Each                           Proposed Maximum    Proposed Maximum
Class Of Securities Being      Amount To Be     Offering Price    Aggregate Offering      Amount Of
        Registered            Registered (1)    Per Share (2)         Price (2)        Registration Fee
-------------------------------------------------------------------------------------------------------
Common stock (no par value)       320,747         $9.434275           $3,026,015           $757.00
=======================================================================================================

----------
(1) Based on 139,613 shares of common stock, $5.00 par value, of Mesa Bank, which is the maximum number of shares of Mesa common stock (excluding shares held by Sun) that may be outstanding immediately prior to the consummation of the exchange transaction, assuming exercise of all outstanding options to purchase shares of Mesa common stock. Based also on an assumed exchange ratio of 2.297404 shares of Sun common stock for each share of Mesa common stock.

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on $9.434275 per share of Sun common stock (the amount ascribed to the transaction value based on information as of August 31, 2001 and an exchange ratio of
     2.297404 Sun shares for each Mesa share not owned by Sun), and the maximum number of shares of Sun common stock that may be issued in the consummation of the exchange transaction contemplated.


                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona on September 18, 2001.


                          SUN COMMUNITY BANCORP LIMITED


                          By:  /s/ JOSEPH D. REID
                               ------------------------------
                               JOSEPH D. REID
                               Chairman of the Board and
                               Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 18, 2001.

Signature                           Title
---------                           -----


/s/ JOSEPH D. REID                  Chairman of the Board and
-----------------------------       Chief Executive Officer,
JOSEPH D. REID                      Director (Principal Executive Officer)


/s/ LEE W. HENDRICKSON              Executive Vice President and
-----------------------------       Chief Financial Officer (Principal
LEE W. HENDRICKSON                  Financial and Accounting Officer)


/s/ JOHN S. LEWIS*                  Vice Chairman, Director
-----------------------------
JOHN S. LEWIS


/s/ RICHARD N. FLYNN*               Secretary, Director
-----------------------------
RICHARD N. FLYNN


/s/ MICHAEL L. KASTEN*              Director
-----------------------------
MICHAEL L. KASTEN


                                    Director
-----------------------------
MICHAEL J. DEVINE


/s/ MICHAEL F. HANNLEY*             Director
-----------------------------
MICHAEL F. HANNLEY


/s/ RICHARD F. IMWALLE*             Director
-----------------------------
RICHARD F. IMWALLE


/s/ HUMBERTO S. LOPEZ*              Director
-----------------------------
HUMBERTO S. LOPEZ


/s/ LYLE MILLER*                    Director
-----------------------------
LYLE MILLER


/s/ KATHRYN L. MUNRO*               Director
-----------------------------
KATHRYN L. MUNRO


/s/ RONALD K. SABLE*                Director
-----------------------------
RONALD K. SABLE


* By: /s/ JOSEPH D. REID
      -------------------------
      JOSEPH D. REID
      Attorney-in-Fact

                                      II-2